Exhibit 23


                    Consent of Independent Auditors



The Board of Directors
Union Carbide Corporation:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                          /s/KPMG LLP
                                          KPMG LLP



Stamford, Connecticut
April 28, 1999